Exhibit 99.1

FOR IMMEDIATE RELEASE

MR. COOPER GROUP REPORTS FOURTH QUARTER 2024 RESULTS

•	Reported net income of $204 million including other mark-to-market of $92 million, equivalent to ROCE of 17.3% and operating ROTCE of 15.8%
•	Book value per share and tangible book value per share increased to $75.70 and $71.61
•	Servicing portfolio grew 57% y/y to $1,556 billion
•	Repurchased 0.4 million shares of common stock for $38 million
•	Completed acquisition of Flagstar’s mortgage operations
•	Recognized as the top mortgage servicer by Freddie Mac, receiving 2024 SHARP Gold Award

Dallas, TX (February 12, 2025) - Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), reported fourth quarter income before income tax expense of $280 and net income of $204 million. Excluding other mark-to-market and other adjustments, the Company reported pretax operating income of $235 million. Adjustments included other mark-to-market net of hedges of $92 million and other items shown below in the reconciliation of GAAP and non-GAAP results.

Chairman and CEO Jay Bray commented, “The fourth quarter capped off an outstanding year for Mr. Cooper, with an operating ROTCE of 15.8% and substantial portfolio growth of 57% year-over-year. We enter 2025 with strong capital, liquidity, and an outstanding team, energized to serve our customers, clients, and stakeholders.”

Mike Weinbach, President added, “I’m extremely proud of our team’s consistently strong servicing performance and agile execution in originations. Our robust operations and technology enabled us to successfully close the Flagstar acquisition and welcome new customers, clients, and team members. We continue to see exciting opportunities to grow our customer base, while our focus on cost leadership, fee revenues, and expanding our originations platform will help us generate strong returns.”

Servicing

The Servicing segment provides a best-in-class home loan experience for our 6.7 million customers while simultaneously strengthening asset performance for investors. In the fourth quarter, Servicing recorded pretax income of $393 million, including other mark-to-market of $92 million. The servicing portfolio ended the quarter at $1,556 billion. Servicing generated pretax operating income, excluding other mark-to-market, of $318 million. At quarter end, the carrying value of the MSR was $11,736 million equivalent to 159 bps of MSR UPB.

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	Quarter Ended
($ in millions)	Q4'24		Q3'24
	$	BPS	$	BPS
Operational revenue	$672	19.1	$616	20.1
Amortization, net of accretion	(264)	(7.5)	(235)	(7.6)
Mark-to-market	94	2.7	(125)	(4.1)
Total revenues	502	14.3	256	8.4
Total expenses	(185)	(5.3)	(180)	(5.9)
Total other income, net	76	2.2	101	3.3
Income before taxes	393	11.2	177	5.8
Other mark-to-market	(92)	(2.6)	126	4.1
Accounting items	9	0.3	-	-
Intangible amortization	8	0.2	2	0.1
Pretax operating income	$318	9.1	$305	10.0

	Quarter Ended
	Q4'24		Q3'24
MSRs UPB ($B)	$736		$678
Subservicing and Other UPB ($B)	820		561
Ending UPB ($B)	$1,556		$1,239
Average UPB ($B)	$1,407		$1,225
60+ day delinquency rate at period end	1.6%		1.5%
Annualized CPR	7.5%		7.1%
Modifications and workouts	24,899		21,817

Originations

The Originations segment creates servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income of $46 million and pretax operating income of $47 million.

The Company funded 32,954 loans in the third quarter, totaling approximately $9.3 billion UPB, which was comprised of $2.6 billion in direct-to-consumer and $6.7 billion in correspondent. Funded volume increased 36% quarter-over-quarter, while pull through adjusted volume increased 21% quarter-over-quarter to $9.1 billion.

	Quarter Ended
($ in millions)	Q4'24	Q3'24
Income before taxes	$46	$69
Accounting items	1	-
Pretax operating income	$47	$69

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	Quarter Ended
($ in millions)	Q4'24	Q3'24
Total pull through adjusted volume	$9,063	$7,491
Funded volume	$9,290	$6,825
Refinance recapture percentage	35%	69%
Recapture percentage	21%	22%
Purchase volume as a percentage of funded volume	65%	69%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on February 12, 2025 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

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Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Investor Contact:

Kenneth Posner, SVP Strategic Planning and Investor Relations

(469) 426-3633

Shareholders@mrcooper.com

Media Contact:

Christen Reyenga, VP Corporate Communications

MediaRelations@mrcooper.com

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Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2024	Three Months Ended September 30, 2024
Revenues:
Service related, net	$537	$288
Net gain on mortgage loans held for sale	117	136
Total revenues	654	424
Total expenses:	367	335
Other (expense) income, net:
Interest income	216	227
Interest expense	(220)	(199)
Other expense, net	(3)	(5)
Total other expense, net	(7)	23
Income before income tax expense	280	112
Income tax expense	76	32
Net income	$204	$80

Earnings per share:
Basic	$3.20	$1.24
Diluted	$3.13	$1.22
Weighted average shares of common stock outstanding (in millions):
Basic	63.8	64.3
Diluted	65.1	65.5

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MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	December 31, 2024	September 30, 2024
Assets
Cash and cash equivalents	$753	$733
Restricted cash	220	186
Mortgage servicing rights at fair value	11,736	10,035
Advances and other receivables, net	1,345	940
Mortgage loans held for sale at fair value	2,211	1,962
Property and equipment, net	58	58
Deferred tax assets, net	230	315
Other assets	2,386	1,957
Total assets	$18,939	$16,186

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$4,891	$4,885
Advance, warehouse and MSR facilities, net	6,495	4,379
Payables and other liabilities	2,322	1,841
MSR related liabilities - nonrecourse at fair value	418	443
Total liabilities	14,126	11,548
Total stockholders' equity	4,813	4,638
Total liabilities and stockholders' equity	$18,939	$16,186

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$493	$27	$17	$537
Net gain on mortgage loans held for sale	9	108	-	117
Total revenues	502	135	17	654
Total expenses	185	90	92	367
Other income (expense), net:
Interest income	184	32	-	216
Interest expense	(108)	(31)	(81)	(220)
Other expense, net	-	-	(3)	(3)
Total other income (expense), net	76	1	(84)	(7)
Pretax income (loss)	$393	$46	$(159)	$280
Income tax expense				76
Net income				$204
Earnings per share
Basic				$3.20
Diluted				$3.13

Non-GAAP Reconciliation:
Pretax income (loss)	$393	$46	$(159)	$280
Other mark-to-market	(92)	-	-	(92)
Accounting items / other	9	1	29	39
Intangible amortization	8	-	-	8
Pretax operating income (loss)	$318	$47	$(130)	$235
Income tax expense(1)				(57)
Operating income				$178
Operating ROTCE(2)				15.8%
Average tangible book value (TBV)(3)				$4,514

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,474 and ending TBV of $4,553.

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$246	$24	$18	$288
Net gain on mortgage loans held for sale	10	126	-	136
Total revenues	256	150	18	424
Total expenses	180	83	72	335
Other income (expense), net:
Interest income	201	25	1	227
Interest expense	(100)	(23)	(76)	(199)
Other expense, net	-	-	(5)	(5)
Total other income (expense), net	101	2	(80)	23
Pretax income (loss)	$177	$69	$(134)	$112
Income tax expense				32
Net income				$80
Earnings per share
Basic				$1.24
Diluted				$1.22

Non-GAAP Reconciliation:
Pretax income (loss)	$177	$69	$(134)	$112
Other mark-to-market	126	-	-	126
Accounting items / other	-	-	6	6
Intangible amortization	2	-	-	2
Pretax operating income (loss)	$305	$69	$(128)	$246
Income tax expense				(60)
Operating income(1)				$186
Operating ROTCE(2)				16.8%
Average tangible book value (TBV)(3)				$4,451

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,428 and ending TBV of $4,474.

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Year Ended December 31, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$1,625	$86	$77	$1,788
Net gain on mortgage loans held for sale	39	398	-	437
Total revenues	1,664	484	77	2,225
Total expenses	721	304	294	1319
Other income (expense), net:
Interest income	705	84	1	790
Interest expense	(411)	(79)	(286)	(776)
Other expense, net	-	-	(19)	(19)
Total other income (expense), net	294	5	(304)	(5)
Pretax income (loss)	$1237	$185	$(521)	$901
Income tax expense				232
Net income				$669
Earnings per share
Basic				$10.40
Diluted				$10.19

Non-GAAP Reconciliation:
Pretax income (loss)	$1,237	$185	$(521)	$901
Other mark-to-market	(76)	-	-	(76)
Accounting items / other	9	1	50	60
Intangible amortization	12	-	2	14
Pretax operating income (loss)	$1,182	$186	$(469)	$899
Income tax expense				(218)
Operating income(1)				$681
Operating ROTCE(2)				15.6%
Average tangible book value (TBV)(3)				$4,368

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of quarterly TBV averages of $4,176 for 1Q’24, $4,333 for 2Q’24, $4,451 for 3Q’24, and $4,514 for 4Q’24.

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Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q4'24	Q3'24
Stockholders' equity (BV)	$4,813	$4,638
Goodwill	(141)	(141)
Intangible assets	(119)	(23)
Tangible book value (TBV)	$4,553	$4,474
Ending shares of common stock outstanding (in millions)	63.6	64.0

BV/share	$75.70	$72.49
TBV/share	$71.61	$69.93

Net income	$204	$80
ROCE(1)	17.3%	6.9%

Beginning stockholders’ equity	$4,638	$4,594
Ending stockholders’ equity	$4,813	$4,638
Average stockholders’ equity (BV)	$4,726	$4,616

(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

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